                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               SUPERVALU, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

-------------------------------------------------------------------------------

                   Notice of Annual Meeting of Stockholders
                      to be Held Thursday, June 29, 2000

  The Annual Meeting of Stockholders of SUPERVALU INC. will be held on Thursday, June 29, 2000, at 11:00 a.m., eastern time, at The Jefferson Hotel, Franklin & Adams Streets, Richmond, Virginia 23220 for the following purposes:

  .to elect four directors;

  .to ratify the appointment of KPMG Peat Marwick LLP as independent auditors;

  and to transact such other business as may properly come before the meeting.

Record Date

  The Board of Directors has fixed the close of business on May 1, 2000, as the record date for the purpose of determining stockholders who are entitled to notice of, and to vote at the meeting. Common and preferred stockholders are entitled to one vote for each share held of record at that time.

  IMPORTANT: We hope you will be able to attend the meeting in person and you are cordially invited to attend. If you expect to attend the meeting, please check the appropriate box on the proxy card when you return your proxy or follow the instructions on your proxy card to vote and to confirm your attendance by telephone. Please note that the meeting will not be held in Minneapolis, Minnesota this year. In recognition of the acquisition of Richfood Holdings, Inc. during the past fiscal year, the meeting will be held in Richmond, Virginia, where the principal offices of Richfood are located. Directions to the Jefferson Hotel are included on your proxy card. If you need special assistance because of a disability, please contact me at P.O. Box 990, Minneapolis, Minnesota 55440.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          John P. Breedlove
                                          Secretary

May 24, 2000

PROXY STATEMENT--VOTING PROCEDURES
-------------------------------------------------------------------------------
YOUR VOTE IS VERY IMPORTANT

 . Voting by Mail. Whether or not you expect to attend the meeting, please sign, date, and mail your proxy promptly in the enclosed postage paid envelope.

 . Voting by Telephone and the Internet. If you wish to vote by telephone or by the Internet, please follow the instructions on the enclosed proxy card. If you vote by telephone or the Internet you do not need to return the proxy card.

It is important that all stockholders vote. If you sign, date and mail your proxy without indicating how you want to vote, your proxy will be voted as recommended by the Board of Directors.

Vote Required and Method of Counting Votes

 . Number of Shares Outstanding. SUPERVALU has two classes of capital stock outstanding, Common and Preferred. The holders of each class are entitled to one vote for each share held, voting together as one class. 132,066,766 shares of Common Stock and 1,341 shares of Preferred Stock are eligible to vote at the meeting.

 . Vote Required. The following is an explanation of the vote required for each of the items to be voted on.

Election of Directors (Item 1)

The four nominees receiving the highest number of votes will be elected. Stockholders who do not wish their shares to be voted for a particular nominee may so indicate in the space provided on the proxy card.

Ratification of the appointment of KPMG LLP as independent auditors (Item 2)

The affirmative vote of a majority of shares present in person or by proxy is required for approval of Item 2. Shares represented by a proxy marked "abstain" on any matter will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have voted in favor of the item. Therefore, any proxy marked "abstain" will have the effect of a vote of the shares against the item. Shares represented by a proxy as to which there is a "broker non-vote" (i.e. where a broker does not have discretionary authority to vote the shares) will be considered present at the meeting for purposes of determining a quorum, but will have no effect on the vote.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted by sending a written statement to the Secretary, or by submitting another proxy with a later date. You may also revoke your proxy by appearing and voting at the meeting.

Voting By Participants in SUPERVALU Benefit Plans

If you own SUPERVALU shares as a participant in one or more of SUPERVALU's employee benefit plans, you will receive a single proxy card that covers both the shares credited to your plan account(s) and shares you own that are registered in the same name. If any of your plan accounts are not in the same name as your shares of record, you will receive separate proxy cards for your record and plan holdings. Proxies submitted by plan participants will serve as voting instructions to the trustee(s) for the plans whether provided by mail, telephone or the Internet.

Other Business

The Board knows of no other matters to be presented for stockholder action at the meeting. If other matters are properly brought before the meeting, the persons named in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment. This Proxy Statement will be first mailed to stockholders on or about May 24, 2000.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
-------------------------------------------------------------------------------

The Board of Directors held six regular meetings and one special meeting during the last fiscal year. Each director attended more than 75% of the meetings of the Board and its committees on which the director served, except for Lawrence A. Del Santo who attended 64%. The Executive Committee of the Board does not have scheduled meetings and did not meet during the year. The Board maintains four other committees: Audit, Finance, Executive Personnel and Compensation, and Director Affairs. Membership on the Audit and Executive Personnel and Compensation Committees is limited to non-employee directors.

Audit Committee

The following directors serve on the Audit Committee: Garnett L. Keith, Jr. (Chairman), Susan E. Engel, Charles M. Lillis, Harriet Perlmutter and Steven
S. Rogers. The Audit Committee met three times in the last fiscal year.

The primary responsibilities of the Audit Committee are to assist the Board of
Directors:

 . In its oversight of the Company's accounting and financial reporting principles and policies, and internal audit controls and procedures;

 . In its oversight of the Company's financial statements and the independent audit thereof;

 . In selecting, nominating, evaluating and, where deemed appropriate, replacing the outside auditors; and

 . In evaluating the independence of the outside auditors.

Finance Committee

The following directors serve on the Finance Committee: Charles M. Lillis (Chairman), Susan E. Engel, Garnett L. Keith, Jr., Harriet Perlmutter, Steven
S. Rogers, Carole F. St. Mark and Michael W. Wright. The Finance Committee met three times in the last fiscal year.

The primary responsibilities of the Finance Committee are to review the financial structure, policies, and future financial plans of the Company and to make recommendations concerning them to the Board. In carrying out these responsibilities, the Finance Committee periodically reviews:

 . The annual operating and capital budgets of the Company as proposed by management, and performance by the Company as compared to the approved budgets;

 . Dividend policy and rates;

 . Investment performance of the Company's employee benefit plans;

 . Company financing arrangements;

 . The Company's capital structure, including key financial ratios such as debt to equity ratios and coverage of fixed charges; and

 . Proposals for changes in the capitalization of the Company, including purchases of treasury stock.

Director Affairs Committee

The following directors serve on the Director Affairs Committee: William A. Hodder (Chairman), Lawrence A. Del Santo, Edwin C. Gage, Richard L. Knowlton and Michael W. Wright. The Director Affairs Committee met two times in the last fiscal year.

The mission of the Director Affairs Committee is to recommend a framework to assist the Board in fulfilling its corporate governance responsibilities. In carrying out its mission, the Director Affairs Committee establishes and regularly reviews the Board of Directors' policies and procedures which provide:

 . Criteria for the size and composition of the Board;

 . Procedures for the conduct of Board meetings including executive sessions of the Board;

 . Policies on director retirement and resignation;

 . Criteria regarding personal qualifications needed for Board membership; and

 . Appropriate compensation for directors.

In addition, the Director Affairs Committee has responsibility to:

 . Consider and recommend nominations for Board membership and the composition of Board Committees;

 . Evaluate Board practices at SUPERVALU and other well-managed companies and recommend appropriate changes to the Board (see "SUPERVALU Board Practices" below); and

 . Consider governance issues raised by stockholders and recommend appropriate responses to the Board.

Executive Personnel and Compensation Committee

The following directors serve on the Executive Personnel and Compensation
Committee: Edwin C. Gage (Chairman), Lawrence A. Del Santo, William A. Hodder, Richard L. Knowlton and Carole F. St. Mark. This Committee met four times in the last fiscal year. When necessary for purposes of Section 162(m) of the Internal Revenue Code, the Committee acts by subcommittee comprised solely of the members of the Committee who are "outside directors" as defined pursuant to Section 162(m). This subcommittee met two times in the last fiscal year and took action once by written consent, and was comprised of all of the members of the Committee except for Mr. Gage. See "Compensation Committee Interlocks and Insider Participation."

The primary functions of the Executive Personnel and Compensation Committee are to:

 . Determine the process to evaluate the performance of the Chief Executive
   Officer;

 . Review and recommend to the Board the compensation of the Chief Executive
   Officer;

 . Review and recommend to the Board major changes in executive compensation programs, executive stock options and retirement plans for officers;

 . Consider and make recommendations to the Board concerning the annual election of corporate officers and the Company's succession plan;

 . Approve annual salaries and bonuses of corporate officers and other executives at specified levels;

 . Review and approve participants and performance targets under annual and long-term incentive compensation plans; and

 . Approve stock option grants and awards under the Company's stock option plans, bonus and other incentive plans.

SUPERVALU BOARD PRACTICES
-------------------------------------------------------------------------------

In order to help our stockholders better understand SUPERVALU's Board practices, we are including the following description of current practices. The Director Affairs Committee periodically reviews these practices.

Evaluation of Board Performance

In order to continue to evaluate and improve the effectiveness of the Board, the Director Affairs Committee evaluates the Board's performance as a whole once every two years. The evaluation process includes a survey of the individual views of all directors, a summary of which is then shared with the Board.

Size of the Board

Although the size of the Board may vary from time to time, the Board believes the size should preferably be not less than ten or more than fourteen members. The Board believes that the size of the Board should accommodate the objectives of effective discussion and decision-making and adequate staffing of Board committees. The Board also believes that the SUPERVALU Board should be made up of a substantial majority of independent, non-employee directors. It is the Board's policy that no more than three members of the Board will be employees of SUPERVALU. These management members will include the Chief Executive Officer and up to two additional persons whose duties and responsibilities identify them as top management individuals in the Company. The Board currently has eleven members, one of which is the CEO.

Director Retirement

It is Board policy that non-employee directors retire at the annual meeting following the date they attain the age of seventy and that non-employee directors elected after February 27, 1994 will serve a maximum term of fifteen years. Directors who change the occupation they held when initially elected to the Board are expected to offer to resign from the Board. At that time, the Director Affairs Committee will review the continuation of Board membership under these new circumstances, and make a recommendation to the full Board.

The Board also has adopted a policy that requires employee directors, other than the CEO, to retire from the Board at the time of a change in their status as an officer of SUPERVALU. A former CEO may continue to serve on the Board until the third anniversary after his or her separation from the Company. If a former CEO, however, leaves the Company to accept another position, the CEO will retire as a director effective simultaneously with his or her separation from the Company.

Selection of Directors

All directors are encouraged to submit the name of any candidate deemed qualified to serve on the Board, together with all available information on the candidate, to the Chairperson of the Director Affairs Committee. The Director Affairs Committee considers potential Board candidates and makes its recommendation to the full Board.

Board Meetings

The Board meets at least six times per year. Board meetings normally do not exceed one day in length. The Board meets in Executive Session, without management in attendance, at the beginning of each regularly scheduled Board meeting. The Board also schedules a longer multi-day off-site strategic planning meeting every other year.

Executive Sessions of Outside Directors

Outside directors generally meet together as a group, without the CEO or other inside directors in attendance, during three scheduled Executive Sessions of a Board meeting each year. The Chairperson of the Director Affairs Committee will preside during any session of the Board at which only outside directors are present; provided, however, that the Chairperson of the Executive Personnel and Compensation Committee will preside during any non-employee director session held for the purpose of conducting the CEO's performance review.

Stock Ownership Guidelines

Non-employee directors are encouraged to acquire and own Company stock with a fair market value of five times their annual retainer, within five years after the director is first elected.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
-------------------------------------------------------------------------------

The following table sets forth information with respect to the only persons or groups known to the Company as of April 15, 2000, to be the beneficial owner of more than 5% of its Common Stock.

      Name and Address of               Amount and Nature of             Percent of
       Beneficial Holder                Beneficial Ownership               Class
      -------------------               --------------------             ----------
AMVESCAP PLC                                 10,275,061                     7.4%
 11 Devonshire Square
 London, EC2M 4YR
 England (1)
Sanford C. Bernstein & Co., Inc.             10,249,969                     7.3%
 One State Street Plaza
 New York, New York 10004(2)
Morgan Stanley Dean Witter                    7,248,127                     5.2%
 1585 Broadway, 38th Floor
 New York, New York 10036(3)

--------
(1) Based on information in a Schedule 13G Report dated February 3, 2000, delivered to the Company and indicating that AMVESCAP PLC and certain of its subsidiaries are the beneficial owners of 10,275,061 shares of Common Stock and possess shared voting and dispositive power with respect to such shares as of February 3, 2000.

(2) Based on information in a Schedule 13G Report dated February 9, 2000, delivered to the Company and indicating that Sanford C. Bernstein & Co., Inc. is beneficial owner of 10,249,969 shares, possesses sole voting power with respect to 4,705,832 shares, shared voting power with respect to 1,108,156 shares, and sole dispositive power with respect to 10,249,969 shares as of December 31, 1999.
(3) Based on information in a Schedule 13G Report dated February 4, 2000, delivered to the Company and indicating that Morgan Stanley Dean Witter is beneficial owner of 7,248,127 shares, possesses shared voting power with respect to 7,108,922 shares, and shared dispositive power with respect to 7,248,127 shares as of November 30, 1999.

SECURITY OWNERSHIP OF MANAGEMENT
-------------------------------------------------------------------------------

The following table sets forth information, as of April 15, 2000, concerning beneficial ownership of SUPERVALU Common Stock by each director, by each of the executive officers named in the Summary Compensation Table on page 9 and by all directors and executive officers as a group. The definition of beneficial ownership for proxy statement purposes includes shares over which a person has sole or shared voting power, and shares over which a person has sole or shared dispositive power, whether or not a person has any economic interest in the shares.

                          Amount and Nature of                      Percent
        Name of                Beneficial      Options Exercisable     of
    Beneficial Owner         Ownership (1)     Within 60 Days (2)   Class (2)
    ----------------      -------------------- ------------------- ----------
Lawrence A. Del Santo              5,590               14,000           *
Susan Engel                        1,484                4,000           *
Edwin C. Gage                     43,178               17,466           *
William A. Hodder                 18,104               20,885           *
Garnett L. Keith, Jr.             16,828               23,059           *
Richard L. Knowlton               13,195               18,589           *
Charles M. Lillis                 13,235               20,000           *
Harriet Perlmutter                18,741               26,000           *
Steven S. Rogers                   4,296                5,000           *
Carole F. St. Mark                 6,643               23,600           *
Michael W. Wright (3)            424,679              782,009           1%
David L. Boehnen                 124,649              228,827           *
William J. Bolton                 30,052              258,000           *
Pamela K. Knous                   51,107              124,000           *
Jeffrey Noddle                   118,787              459,385           *
All directors and
 executive officers as a
 group (27 persons)            1,296,786            2,870,380         3.2%

--------
*  Less than 1%.

(1) The persons listed have sole voting and investment power with respect to the shares listed except as follows. The following persons have shared voting and investment power: Mr. Gage: 8,000 shares; Ms. Perlmutter: 3,000 shares; and Mr. Wright: 43,552 shares. The following non-employee directors have sole voting power, but no investment power, over shares held in the Non-Employee Directors Deferred Stock Plan Trust as follows:
    Lawrence A. Del Santo: 5,590 shares; Susan E. Engel: 1,484 shares; Edwin
    C. Gage: 3,244 shares; William A. Hodder: 12,589 shares; Garnett L. Keith,
    Jr.: 9,887 shares; Richard L. Knowlton: 9,784 shares; Charles M. Lillis:
    11,235 shares; Harriet Perlmutter: 5,341 shares; Steven S. Rogers: 1,296 shares; and Carole F. St. Mark: 3,244 shares.

(2) Options exercisable within 60 days are deemed beneficially owned and are included in the percent of class owned.

(3) Includes 8,000 shares held in a retirement trust for Mr. Wright.

             NOMINEES FOR ELECTION AS DIRECTORS FOR TERMS EXPIRING
                         AT THE ANNUAL MEETING IN 2003

The Board is divided into three classes with the number of directors to be divided as equally as possible among the three classes. Directors are elected for staggered terms of three years. If a vacancy occurs during the year, the vacant directorship may be filled by the vote of the remaining directors until the next Annual Meeting, at which time the stockholders elect a director to fill the balance of the unexpired term or the term established by the Board. Lawrence A. Del Santo, Susan E. Engel, William A. Hodder and Harriet Perlmutter are nominated for three-year terms expiring in 2003. There are currently eleven members of the Board.

The Board of Directors is informed that each of the four nominees is willing to serve as a director; however, if any nominee is unable to serve or for good cause will not serve, the proxy may be voted for another person as the holders of the proxies decide.

The following sets forth information, as of April 15, 2000, concerning the four nominees for election as directors of the Company and as to the seven directors of the Company whose terms of office will continue after the Annual Meeting.

ELECTION OF DIRECTORS (ITEM 1)
-------------------------------------------------------------------------------

LAWRENCE A. DEL SANTO, age 66
 . Chief Executive Officer of The Vons Companies (a retail grocery company)
   from 1994 to April 1997
 . Elected a Director of SUPERVALU in 1997
 . Also a Director of Hussman Corporation and PETsMART, Inc.

SUSAN E. ENGEL, age 53
 . Chairwoman of the Board, and Chief Executive Officer of Department 56, Inc.
   (a designer, importer and distributor of fine quality collectibles and other giftware products) and of D 56, Inc. (Department 56, Inc.'s principal operating subsidiary), since September 1997 and November 1996, respectively.
 . President and Chief Operating Officer of Department 56, Inc. and of D 56
   Inc. from September 1994 to November 1996
 . Elected a Director of SUPERVALU in 1999
 . Also a Director of Wells Fargo & Co., and K2, Inc.

WILLIAM A. HODDER, age 68
 . Chief Executive Officer of Donaldson Company, Inc. (a manufacturer of filtration devices) from 1982 to 1996
 . Elected a Director of SUPERVALU in 1990
 . Also a Director of Cowles Media Company, The Musicland Stores Corporation,
   ReliaStar Financial Corp. and Wells Fargo & Company

HARRIET PERLMUTTER, age 68
 . Trustee of the Papermill Playhouse (The State Theatre of New Jersey) . Elected a Director of SUPERVALU in 1978

          DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 2001

CHARLES M. LILLIS, age 58
 . Chairman, President, and Chief Executive Officer of MediaOne Group, Inc. (a
   broad-band communications company) since 1998
 . Executive Vice President of US West, Inc. from 1987 to 1998 and a director of US West, Inc. from 1997 to 1998
 . President and Chief Executive Officer of US WEST Media Group, a division of
   US WEST, Inc. from April 1995 to 1998
 . Elected a Director of SUPERVALU in 1995

STEVEN S. ROGERS, age 42
 . Clinical Professor of Finance and Management at J.L. Kellogg Graduate
   School of Management at Northwestern University since 1995
 . Owner of Fenchel Lampshade Company (a private manufacturing company) from
   1988 to 1995
 . Elected a Director of SUPERVALU in 1998
  Also a Director of DQE, Inc.

MICHAEL W. WRIGHT, age 61
 . Chairman of the Board, President and Chief Executive Officer of the Company
   since 1982
 . Elected a Director of SUPERVALU in 1977
 . Also a Director of Honeywell International Inc., The Musicland Stores
   Corporation and Wells Fargo & Company

          DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 2002

EDWIN C. GAGE, age 59
 . Chairman and Chief Executive Officer of GAGE Marketing Group, L.L.C. (an
   integrated marketing services company) since 1991
 . Elected a Director of SUPERVALU in 1986
 . Also a Director of AHL Services, Inc.

GARNETT L. KEITH, JR., age 64
 . Chairman and Chief Executive Officer of SeaBridge Investment Advisors, LLC
   (a registered investment advisor) since 1996
 . Vice Chairman of The Prudential Insurance Company of America from 1984 to
   1996
 . Elected a Director of SUPERVALU in 1984
 . Also a Director of Pan-Holding Societe Anonyme

RICHARD L. KNOWLTON, age 67
 . Chairman of the Hormel Foundation (a charitable foundation controlling
   41.7% of Hormel Foods Corporation) since 1995
 . Chairman of Hormel Foods Corporation (a food manufacturing company) from
   1993 to 1995
 . Elected a Director of SUPERVALU in 1994
 . Also a Director of ReliaStar Financial Corp. and U.S. Bancorp, and a member of the Board of Trustees, Mayo Foundation

CAROLE F. ST. MARK, age 57
 . President and Chief Executive Officer of Growth Management, LLC (a business development and strategic management company) since 1997
 . President and Chief Executive Officer of Pitney Bowes Business Services, a
   unit of Pitney Bowes, Inc. from 1994 to 1997
 . Elected a Director of SUPERVALU in 1989
 . Also a Director of Gerber Scientific, Inc., Polaroid Corporation and Royal
   & SunAlliance Insurance Group plc.

COMPENSATION OF DIRECTORS
-------------------------------------------------------------------------------
Non-employee directors receive the following compensation for their Board service:

 . Cash retainer of $22,000 per year;

 . Deferred retainer of $15,000 per year payable in SUPERVALU Common Stock under the Non-Employee Directors Deferred Stock Plan;

 . $1,800 for each Board meeting attended;

 . $1,000 for each Committee meeting attended; and

 . At the time of the 1999 Annual Meeting, each director received an option to purchase 2,000 shares. At the time of the 2000 Annual Meeting and at each Annual Meeting thereafter, each director will receive an option to purchase 6,000 shares and newly appointed directors will receive an option to purchase 6,000 shares when such directors join the Board. Options granted to directors are at current fair market value and are fully exercisable upon grant.

Committee chairpersons receive an additional annual retainer in the following amounts:

 . Audit, Finance and Director Affairs Committees: $2,500; and

 . Executive Personnel and Compensation Committee: $4,000.

Effective June 27, 1996, the Company's retirement/deferral program for directors was discontinued and benefits previously earned by directors were frozen. A director first elected to SUPERVALU's Board prior to June 27, 1996 will receive at termination an annual payment of $20,000 per year for the number of years of the director's service on the Board prior to June 27, 1996, but not more than ten years. Directors first elected to the Board after June 27, 1996 do not participate in the retirement/deferral program.

Directors may elect to defer payment of their directors' fees under one or more of the following arrangements:

 . Directors Deferred Compensation Plan and Executive Deferred Compensation
   Plans. Fees and quarterly interest are credited to an account for the director, until payment is made from the plan following retirement from the Board.

 . Non-Employee Directors Deferred Stock Plan. Fees are credited to a deferred stock account for each director. To encourage increased stock ownership, a director who chooses to defer payment of cash fees into this plan will receive deferred stock equal to 110% of the fees otherwise payable. The Company contributes the deferred cash fees to an irrevocable trust and the trust purchases shares of SUPERVALU Common Stock. The trust assets remain subject to the claims of the Company's creditors. Each director is entitled to direct the trustee to vote all shares allocated to the director's account in the trust. The Common Stock will be distributed to each director following the director's retirement from the Board.

COMPENSATION OF EXECUTIVE OFFICERS
-------------------------------------------------------------------------------

The following table shows compensation for each of the last three fiscal years of the Chief Executive Officer and the other four most highly compensated persons serving as executive officers at the end of the fiscal year.

                          SUMMARY COMPENSATION TABLE

                                                                          Long-Term
                                        Annual Compensation          Compensation Awards
                                  -------------------------------- -----------------------
                                                         Other     Restricted  Securities
                                                         Annual      Stock     Underlying   All Other
        Name and          Year     Salary    Bonus    Compensation   Awards   Options/SARs Compensation
   Principal Position     (1)       ($)       ($)         ($)        ($)(2)      (#)(3)       ($)(4)
   ------------------     ----    -------- ---------- ------------ ---------- ------------ ------------
Michael W. Wright         2000    $931,505 $1,583,559     $ 0      $  801,279          0     $116,943
Chairman, President and   1999     873,582    682,442       0       1,179,068  1,806,697       70,277
Chief Executive Officer   1998     868,140  1,215,396      82       1,166,905    318,924       39,293

David L. Boehnen          2000    $361,971 $  361,971     $ 0      $  217,961     50,000     $ 14,244
Executive Vice President  1999     345,727    194,368       0         320,726    115,441        6,800
                          1998     297,115    266,955       0         317,411     66,070        4,960

William J. Bolton         2000    $475,000 $  475,000     $ 0      $  265,942     60,000     $  2,263
Executive Vice President  1999     440,000    247,368       0         391,330     40,000            0
                          1998(5)  157,115    149,260       0         908,339    300,000            0

Pamela K. Knous           2000    $350,000 $  350,000     $ 0      $  173,876     50,000     $  2,305
Executive Vice            1999     330,000    185,526       0         255,855     40,000            0
President,                1998(6)  132,692    127,384       0         113,751    100,000            0
Chief Financial Officer

Jeffrey Noddle            2000    $489,955 $  489,955     $ 0      $  320,334     60,000     $  8,578
Executive Vice President  1999     473,118    261,256       0         471,366     40,000       18,380
                          1998     445,404    427,588       9       1,630,872    251,970       14,323

--------
(1) Fiscal 1998 was a 53 week fiscal year. This table includes 53 weeks of salary and bonus for fiscal 1998.

(2) The amounts reflected represent the value of the shares of restricted stock earned under the Company's Long-Term Incentive Plan based on the achievement of designated levels of corporate return on invested capital and sales for fiscal 1998, 1999 and 2000, respectively. The shares earned in fiscal 1999 and 1998 vested and the restrictions were removed on February 28, 2000, for each of the named executive officers. The shares earned in fiscal 2000 will vest and the restrictions will be removed at the end of fiscal 2001, if such named executive officers remain in the employ of the Company at the time of vesting. The number of shares earned in fiscal 1998 are as follows: 48,748 shares for Mr. Wright; 13,260 shares for Mr. Boehnen; 5,518 shares for Mr. Bolton; 4,752 shares for Ms. Knous; and 19,488 shares for Mr. Noddle. The number of shares earned in fiscal 1999 are as follows: 48,747 shares for Mr. Wright; 13,260 shares for Mr. Boehnen; 16,179 shares for Mr. Bolton; 10,578 shares for Ms. Knous; and 19,488 shares for Mr. Noddle. The number of shares earned in fiscal 2000 are as follows: 48,747 shares for Mr. Wright; 13,260 shares for Mr. Boehnen; 16,179 shares for Mr. Bolton; 10,578 shares for Ms. Knous; and 19,488 shares for Mr. Noddle. In addition, in fiscal 1998, Mr. Bolton and Mr. Noddle received a special award of 40,000 and 60,000 restricted stock units, respectively, under the Company's 1993 Stock Plan. The award of restricted stock units was made to incent Mr. Bolton and Mr. Noddle to remain with the Company. See "Report of Executive Personnel and Compensation Committee." For purposes of this table, the restricted stock and the restricted stock units are valued based on the closing price of the Company's Common Stock on the date earned. Dividends are paid on the shares of restricted stock. Dividends are not paid on restricted stock units. As of February 26, 2000, the number and fair market value of all shares of restricted stock and restricted stock units held or earned by the above named executive officers were as follows: Mr. Wright: 146,242, $3,141,159; Mr. Boehnen: 39,780, $854,441; Mr. Bolton: 77,876, $1,563,589;
    Ms. Knous: 25,908, $542,160; and Mr. Noddle: 118,464, $2,420,136.
(3) The total number of option awards in fiscal 1999 and fiscal 1998 includes restoration options (as more fully described below) received by the following named executive officers in the amounts stated: Mr. Wright, 206,697 and 158,924 shares in fiscal 1999 and fiscal 1998, respectively; Mr. Boehnen, 65,441 and 16,070 shares in fiscal 1999 and fiscal 1998, respectively; and Mr. Noddle, 61,970 shares in fiscal 1998. In fiscal 1999, Mr. Wright received a premium price option award to purchase 1,400,000 shares of SUPERVALU Common Stock. See "Report of Executive Personnel and Compensation Committee" on page 14. A limited stock appreciation right has been granted in tandem with each option reported in the table for grants made in fiscal 1998, and is exercisable for cash in lieu of the related option only upon a Change of Control. Except for Mr. Wright's premium price option award that includes 700,000 tandem limited stock appreciation rights, no limited stock appreciation rights were granted in tandem with the grants made in fiscal 1999 or fiscal 2000.
(4) For fiscal 2000, the amount of All Other Compensation reflects contributions during the fiscal year by the Company under the Qualified Pre-Tax Savings and Profit Sharing (401(k)) Plan ("401(k) Plan") and to an unfunded non-qualified deferred compensation plan because of limitations on the annual compensation that can be taken into account under the 401(k) Plan as follows: $4,000 and $48,224 for Mr. Wright; $3,565 and $10,679 for Mr. Boehnen; $2,263 and $0 for Mr. Bolton; $2,305 and $0 for Ms. Knous; and $3,565 and $5,013 for Mr. Noddle. In addition, for fiscal 2000, the amount shown under All Other Compensation for Mr. Wright includes $64,719, representing the value of a split dollar life insurance arrangement.
(5) Mr. Bolton's employment with the Company began on October 20, 1997.
(6) Ms. Knous' employment with the Company began on September 22, 1997.

OPTION/SAR GRANTS IN LAST FISCAL YEAR
-------------------------------------------------------------------------------

The following table provides information on grants of stock options and stock appreciation rights for fiscal 2000 to the named executive officers.

                                 Individual Grants
                   ----------------------------------------------
                                                                        Potential
                                 Percent of                         Realizable Value
                    Number of      Total                            at Assumed Annual
                    Securities  Options/SARs                      Rates of Stock Price
                    Underlying   Granted to  Exercise               Appreciation for      Prior Columns
                   Options/SARs  Employees    or Base                Option Term (1)    Annualized (1)(2)
                     Granted         in        Price   Expiration --------------------- ------------------
      Name            (#)(3)    Fiscal Year  ($/Share)    Date      5%($)     10%($)     5%($)    10%($)
      ----         ------------ ------------ --------- ---------- --------- ----------- -------- ---------
Michael W. Wright          0        --            --         --         --          --       --        --
David L. Boehnen      50,000                 $20.6875   04/06/09    650,513   1,648,527   65,051   164,853
WIlliam J. Bolton     60,000                  20.6875   04/06/09    780,615   1,978,233   78,062   197,823
Pamela K. Knous       50,000                  20.6875   04/06/09    650,513   1,648,527   65,051   164,853
Jeffrey Noddle        60,000                  20.6875   04/06/09    780,615   1,978,233   78,062   197,823

Total potential realizable value for the named officers who received stock option grants is $2,862,256 and $7,253,520 at the 5% and 10% stock price growth assumptions respectively. Assuming 5% and 10% stock price growth over a period of 10 years commencing April 1, 1999, the increase in total stockholder value from stock price appreciation alone for all shares outstanding on that date would be $1,590,596,578 and $4,031,796,335.
--------
(1) These amounts are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, in the Company's stock price.

(2) Computed by dividing potential realizable value at the assumed annual rates of stock price appreciation by the term of the option. Original options are granted with a ten year term. Restoration options (described below) have a term equal to the remaining term of the original option.

(3) The option has been granted with a ten-year term. 20% of the option is exercisable upon grant and an additional 20% becomes exercisable on each of the next four anniversary dates of grant, except that the option becomes fully exercisable upon a Change of Control. The exercise price may be paid by delivery of already-owned shares, and tax withholding obligations related to exercise may be paid by delivery of already-owned shares or offset of the underlying shares. A "restoration" option (also referred to as a "reload" option) is granted when the option is exercised and payment of the exercise price is made by delivery of SUPERVALU Common Stock. Each restoration option is granted for the number of shares of Common Stock tendered as payment for the exercise price and withheld for tax purposes, upon exercise of the original option. The exercise price of each restoration option is the fair market value of SUPERVALU Common Stock on the date of grant. Each restoration option is exercisable in full on the date of grant, and will expire on the same date as the original option. All options reported in the table are entitled to restoration options.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
-------------------------------------------------------------------------------

The following table provides information on option exercises in fiscal 2000 by the named executive officers, and the value of such officers' unexercised options/SARs at the end of the fiscal year.

                                                     Number of Securities     Value of Unexercised In-
                                                    Underlying Unexercised              the-
                                                    Options/SARs at Fiscal       Money Options/SARs
                            Shares                       Year-End (#)          at Fiscal Year-End ($)
                         Acquired on     Value     -------------------------  -------------------------
          Name           Exercise (#) Realized ($) Exercisable Unexercisable  Exercisable Unexercisable
          ----           ------------ ------------ ----------- -------------  ----------- -------------
Michael W. Wright ......         0      $     0      917,530     1,616,000(1)  $389,629      $20,000
David L. Boehnen........    11,005       84,976      178,827        94,000       38,992       20,374
William J. Bolton.......         0            0      208,000       192,000         0.00         0.00
Pamela K. Knous.........         0            0       86,000       104,000         0.00         0.00
Jeffrey Noddle..........         0            0      408,932       158,000      388,420       29,499

--------
(1) Includes a premium price stock option award to purchase 1,400,000 shares of SUPERVALU Common Stock, granted in December, 1998.

LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR
-------------------------------------------------------------------------------

The following table provides information on awards made to the named executive officers during the fiscal year.

                          Number of Shares, Units  Performance or Other Period
          Name            or Other Rights (#)(1)  Until Maturation or Payout (1)
          ----            ----------------------- ------------------------------
Michael W. Wright........              0                                 --
David L. Boehnen.........          6,990              Fiscal Years 2000-2002
William J. Bolton........          9,172              Fiscal Years 2000-2002
Pamela K. Knous..........          6,758              Fiscal Years 2000-2002
Jeffrey Noddle...........          9,461              Fiscal Years 2000-2002

--------
(1) Awards are of stock units under the Company's Long-Term Incentive Plan, each of which represents the right to receive one share of restricted stock upon achievement of specified performance objectives. Stock units will be converted to restricted stock based on the Company's total return on invested capital ("ROIC") relative to the specified performance objectives for the fiscal 2000--fiscal 2002 performance period. No stock units will be converted to restricted stock if the pre-established minimum ROIC performance objective is not achieved. If the minimum, target or maximum ROIC performance objective is achieved, then 50%, 100% or 150%, respectively, of the awarded stock units will be converted to restricted stock. If the Company's actual ROIC performance falls between the minimum and target or the target and maximum objectives, the percent of stock units converting to restricted stock will be extrapolated accordingly. Shares earned for ROIC performance as described above may be increased if Company sales exceed 2% of a pre-established sales target, but only if the ROIC performance is at or above target. At sales growth of 3% over the sales target, the stock units to be converted to restricted stock will be increased by 10%, progressing linearly to a 50% increase in such restricted stock for Company sales of 7% or more over the sales target. Shares of restricted stock issued upon conversion of stock units would vest at the end of fiscal 2003, provided that the named officer continues in the employ of the Company at the time of vesting. No dividends are paid on stock units. Dividends are paid on all shares of restricted stock that are issued.

PENSION PLANS
-------------------------------------------------------------------------------

The following table shows estimated maximum annual benefits which would be paid to an employee upon retirement at age 65 under the combination of the Company's tax qualified defined benefit retirement plan, the Non-Qualified Supplemental Executive Retirement Plan (or, if applicable, the Excess Benefit
Plan) maintained for certain highly compensated employees, and the "Retirement Benefit Plan Account" of the Company's deferred compensation plans. The table does not reflect the $135,000 per year limitation on annual benefits payable from the plans imposed by Section 415 of the Internal Revenue Code, nor the $170,000 per year limitation on compensation included in final annual average pay imposed by Section 401(a)(17) of the Internal Revenue Code. The Company's Non-Qualified Supplemental Executive Retirement Plan and Excess Benefits Plan allow payment of additional benefits so that retiring employees may receive, in the aggregate, at least the benefits they would have been entitled to receive if such Sections did not impose maximum limitations.

                                               Years of Service (1)(2)(3)
Final Annual                               -----------------------------------
Average Pay (including Salary and Bonus)      15       20       25       30
----------------------------------------   -------- -------- -------- --------
$  250,000................................ $ 55,875 $ 74,500 $ 93,125 $111,750
   450,000................................  103,875  138,500  173,125  207,750
   650,000................................  151,875  202,500  253,125  303,750
   850,000................................  199,875  266,500  333,125  399,750
 1,350,000................................  319,875  423,500  526,125  625,750
 1,800,000................................  427,875  567,500  705,125  841,750

--------
(1) The above estimates of annual benefits payable on normal retirement are computed using the straight-life annuity method and are based on certain assumptions, including (a) that the employee remains until the normal retirement age of 65 (although retirement is permitted at age 62 without benefit reduction because of age); and (b) that the present retirement plans remain in force until the retirement date. Benefits under plans are not reduced by the participant's Social Security benefit.
(2) If Mr. Wright retires as CEO of the Company after he reaches age 62, instead of the benefits shown in the above table, he will be entitled to receive annual payments calculated as 60% of this average (five highest years) salary plus bonus, offset by the sum of (i) the value of any matching contributions to the Company's Pre-Tax Savings and Profit Sharing (401(k)) Plan made through the date of retirement, (ii) any Company additions to non-qualified deferred compensation accounts made through the date of retirement, (iii) one half of primary social security, and (iv) the present value of the split dollar life insurance policy funded by the Company for Mr. Wright beginning in fiscal 1999, which has a more favorable long term expense impact on the Company than payments from the Supplemental Executive Retirement Plan. Assuming Mr. Wright's employment continues until age 62, based on current compensation and payment levels from other plans, Mr. Wright would receive payments of $439,689 per year.
(3) Mr. William Bolton, Executive Vice President, President and Chief Operating Officer--Retail Food Companies, is entitled to two years of credited service for each year of employment subject to offset by the earned qualified retirement plan benefit and all vesting conditions of the qualified retirement plan, pursuant to the terms of a supplemental retirement agreement entered into with the Company in recognition of the fact that he was hired by the Company later in his career and would not be able to derive full benefit from SUPERVALU's qualified retirement plan.

As to each of the individuals named in the Summary Compensation Table above, their final annual average pay and credited years of service under the plans as of February 26, 2000, were as follows: Mr. Wright: $1,648,985, 23 years; Mr. Boehnen: $431,814, 8.8 years; Mr. Bolton: $655,814, 3.8 years; Ms. Knous:
$496,455, 2.4 years; and Mr. Noddle: $664,277, 23.8 years.

CHANGE IN CONTROL AGREEMENTS
-------------------------------------------------------------------------------
Change in Control Agreements. The Company has entered into Severance
Agreements with officers and certain other employees of the Company, including those identified in the Summary Compensation Table above.

In general, these agreements entitle the executive to a lump sum payment if the executive's employment is terminated (other than for Cause or disability) within two years after a Change of Control (as defined). The lump-sum cash payment is equal to a multiple of one, two or three times the executive's annual base salary, annual bonus and the value of the executive's annual perquisites. The multiple is three for Mr. Wright, Mr. Boehnen, Mr. Bolton, Ms. Knous and Mr. Noddle; and one or two for all other recipients. Each executive would also receive a lump-sum retirement benefit equal to the present value of the additional qualified pension plan benefits the executive would have accrued under the plan absent the early termination. Generally, the executive would also be entitled to continued family medical coverage, dental and life insurance coverage until the earlier of 24 months after termination or the commencement of comparable coverage with a subsequent employer. Mr. Wright's Severance Agreement also provides for payment to be made if his employment is terminated for any reason during the seventh month following a Change of Control. Each Severance Agreement includes a covenant not to compete with the Company. Due to the possible imposition of excise taxes on the payments, the severance benefits payable to an executive would be increased by the amount equal to the excise tax imposed on the executive's severance payments.

Several of the Company's compensation and benefit plans contain provisions for enhanced benefits on a Change of Control. They include stock options, performance shares and restricted stock awards. Executive officers also hold limited stock appreciation rights that become exercisable upon a Change of Control, allowing the executive to receive cash for the bargain element in the related stock option. The Company's Executive Deferred Compensation Plans may be increased by 130% to compensate the executive for any excise tax liability incurred following a Change of Control. The Company's retirement plans provide for full vesting if employment terminates under specified circumstances following a Change of Control, and preserve any excess plan assets for the benefit of plan participants for five years following a Change of Control.

The Company may set aside funds in an irrevocable grantor trust to satisfy its obligations arising from certain of its benefit plans. Funds will be set aside in the trust automatically upon a Change of Control. The trust assets would remain subject to the claims of the Company's creditors.

REPORT OF EXECUTIVE PERSONNEL AND COMPENSATION COMMITTEE
-------------------------------------------------------------------------------
Compensation Principles

The Executive Personnel and Compensation Committee of the Board of Directors, composed entirely of independent non-employee directors, has adopted a comprehensive Executive Compensation Program based on the following principles:

 . The program will enable SUPERVALU to attract, retain and motivate the key executives necessary for current and long-term success.

 . Compensation plans are designed to support SUPERVALU's long range business strategy.

 . Executive compensation is linked to corporate performance and attainment of designated strategic objectives.

 . A significant portion of executive gain is tied to the enhancement of stockholder value.

 . The Committee exercises independent judgment and approval authority with respect to the Executive Compensation Program and the awards made under the program.

Compensation Methodology

The structure of the Executive Compensation Program is based on a market comparison of compensation for equivalent positions in industries from which SUPERVALU draws executive talent as well as a position evaluation designed to achieve internal equity based on job responsibility. The Company's primary market comparison for compensation are the eight companies (seven prior to fiscal year 2000) comprising the peer group for the performance graph on page 18 plus three additional non-grocery distribution companies, all adjusted for size based primarily on market capitalization (collectively, the "Compensation Peer Group"). The Company engaged outside consulting firms to perform this market comparison in each of the past eight years. These market comparisons are the basis for designing the Company's current compensation structure that has a mix of fixed to variable compensation and short-term to long-term incentive potential approximating the mix within the Compensation Peer Group. The market comparisons were performed in each year to ensure that the dollar values of the various plan components as well as total compensation was comparable to that of the Compensation Peer Group. In addition to a review of compensation plan design and compensation levels, the Committee also reviews the Company's performance on a number of key financial measures relative to the Compensation Peer Group plus selected other industry companies.

The variable compensation components of the program are designed so that executives' total compensation will be above that of the Compensation Peer Group when SUPERVALU's performance is superior, and below that of the Compensation Peer Group when performance is below industry norms. This fluctuation in compensation value is increased by the substantial use of stock in the program (as described in more detail in the remainder of this report), so that total compensation will significantly increase or decrease in direct relation to SUPERVALU's stock price.

A summary follows which explains the major components of the Executive Compensation Program, including factors and criteria upon which compensation was awarded to the Chief Executive Officer for fiscal 2000.

Annual Compensation

Base Salaries. The base salary levels for executive officers are determined based on three objectives:

 . Internal equity based on job responsibility;

 . Individual performance and experience; and

 . Competitive salary levels with industries from which the Company draws executive talent.

The Company's salary structure is based on the median salary levels of companies in similar industries and similar in size to SUPERVALU. Actual salaries may be set above or below this median depending on individual job performance and experience.

The Committee annually reviews and approves all salary increases for executive officers, other than the CEO. Increases for executives below the CEO level are proposed by the CEO based on performance evaluations, which include both progress on achievement of financial results and a qualitative assessment of performance.

The Chairman of the Committee conducts an annual performance evaluation of the CEO based on written input from all Board members. The following factors are considered in this performance evaluation: financial results, strategic planning, leadership, customer service, succession planning, human resource management/EEO, communications, external relations and Board interface. Salary adjustments for the CEO are made on a biannual or annual basis depending on competitive conditions and practices. In fiscal 2000, Mr. Wright's base salary was increased from $878,778 to $931,505.

Annual Bonuses. All of the Company's executive officers are eligible to receive an annual cash bonus. The annual bonus plan is designed to motivate executives to meet or exceed corporate financial goals that support SUPERVALU's business plans. Specifically, the annual bonus plan for executive officers is designed to stimulate and reward growth in Company earnings. The Committee assigns target bonus levels to each executive, which are competitive with the Compensation Peer Group. Among executive officers, these range from 25% of annual base salary to 85% of annual base salary for the CEO. The bonus award potential for corporate officers is tied solely to corporate net profit performance. Bonus payments increase, as net profit growth meets and exceeds the annual growth rate targeted by the Board. The maximum bonus is limited to twice the target bonus level. Bonuses for the CEO and four other executive officers are paid from a special plan structured so that the payment will be tax deductible as "performance based compensation" under Internal Revenue Code
Section 162(m).

Long-Term Incentive Compensation

The Company has implemented a Long-Term Incentive Plan and Stock Option Plans. Together, these plans tie a significant portion of the executives' total compensation to long-term results. The long-term incentive potential is intended to be competitive with programs offered by the Compensation Peer Group.

Long-Term Incentive Plan. The Committee selects Plan participants, approves awards and interprets and administers the Long-Term Incentive Plan. In fiscal 2000, the Committee made awards of "performance shares" to executive officers and profit center presidents. The awards covered the performance period of fiscal year 2000 through fiscal year 2002. Such awards are set at levels that are expected to be competitive with long-term compensation offered by the Compensation Peer Group. The Committee determined minimum, target and maximum payout amounts for each participant and awards are earned for officers based on corporate return on invested capital (ROIC) performance relative to pre-set objectives. If these objectives are met or exceeded, and overall corporate sales exceed the Company's sales plan by more than 2%, performance shares earned by ROIC performance may be increased. The awards provide that, if earned, performance shares will be converted to restricted stock that will vest after one year of further employment. Executives who receive restricted stock are motivated to remain with the Company and focus on stockholder value after the award has actually been earned.

The Committee determined minimum, target and maximum payout amounts for each participant for the fiscal 1998 through fiscal 2000 performance period based on corporate ROIC and sales performance for corporate officers, and corporate ROIC/sales and profit center ROIC/sales performance for key profit center executives. Application of the criteria set forth in the awards for the fiscal 1998 through fiscal 2000 performance period resulted in corporate officers earning an aggregate of 174,029 shares of restricted stock and key profit center executives earning an aggregate of 61,934 shares of restricted stock in fiscal 2000. Mr. Wright received a payout of 48,747 shares of restricted stock in fiscal 2000.

Stock Option Plans. The Committee believes that executive gain tied to stock price appreciation is the most effective way of aligning executive and stockholder interests. Two key programs together cause executives to view themselves as owners of a meaningful equity stake in the business over the long term. They are:

 . The executive stock option program; and

 . Stock ownership targets for executive officers.

Annual Option Grants. The Committee makes annual grants of stock options to key employees under established grant guidelines intended to be competitive with the Compensation Peer Group. The Committee also considers subjective factors in determining grant size; grants are not automatically tied to a formula or the optionee's position in the Company. Corporate, profit center or individual performance will impact the size of an optionee's grant. In addition, current ownership of stock is a consideration in the size of option grants for officers and profit center presidents. Based on the stock grant guidelines and the subjective factors described above, annual grant recom-mendations are developed by management, reviewed by the Chief Executive Officer and presented to the Committee for final approval.

Stock options are granted with an exercise price equal to the market price of the Company's stock on the date of grant. In order to encourage option exercise and share ownership, SUPERVALU also permits executives to exercise options using shares of SUPERVALU stock to pay the exercise price and taxes attributable to the exercise. Upon such exercise, SUPERVALU grants the executive a restoration stock option (commonly referred to as a reload option) for that number of shares surrendered. Reload options are exercisable at the then current market price and extend for the remainder of the original option's term.

In December 1998, the Board awarded Mr. Wright a special premium price stock option grant for 1,400,000 shares, with an exercise price equal to $40. The vesting of the option award is contingent on the Company achieving either one of two performance hurdles: (a) either the market price of SUPERVALU Common Stock exceeds the option exercise price for 10 consecutive trading days prior to February 28, 2003 or (b) the net income growth of the Company during fiscal 2000--2003 must exceed 12.5% compounded annually, over the base year of fiscal 1999, subject to a minimum ROIC threshold. As a result of this special grant in 1998 no stock options or long term incentive plan performance shares were granted to Mr. Wright during fiscal year 2000.

Stock Ownership Guidelines

Stock ownership guidelines for executive officers have been established so that they face the same downside risk, and upside potential, as stockholders experience. Executives are expected to show significant progress toward reaching these ownership goals. The goal for the CEO is six times annual base salary, excluding vested and unexercised stock options. Mr. Wright's current stock ownership, excluding vested and unexercised stock options, exceeds six times his annual base salary.

Policy Regarding Applicable Tax Code
Provision

Section 162(m) of the Internal Revenue Code imposes limits on tax deductions for executive compensation in excess of $1 million paid to any of the top five executive officers named in the Summary Compensation Table unless certain conditions are met. The Committee makes every reasonable effort to preserve this tax deduction consistent with the principles of the Executive Compensation Program.

Conclusion

The Committee believes that the caliber and motivation of executive management is fundamentally important to the Company's performance. The Committee plays a very active role in ensuring that SUPERVALU's compensation plans implement its key compensation principles. Independent compensation consultants have assisted the Committee in designing these plans, assessing the effectiveness of the overall program and keeping overall compensation competitive with that of relevant peer companies. Total compensation is intended to be above industry averages when performance is superior, and below competitive levels when performance is below expected levels or SUPERVALU stock fails to appreciate. The Committee believes that the Executive Compensation Program has been a substantial contributor toward motivating executives to focus on the creation of stockholder value.

Respectfully submitted,

Edwin C. Gage, Chairman
Lawrence A. Del Santo
William A. Hodder
Richard L. Knowlton
Carole F. St. Mark

PERFORMANCE GRAPHS
-------------------------------------------------------------------------------

The following graphs compare the cumulative total stockholder return on SUPERVALU's Common Stock for the last five fiscal years with that of the S&P 500 Stock Index and a group of peer companies in the retail food and food distribution industries. The peer group was revised in fiscal 2000. Each graph assumes the investment of $100 in each company on February 26, 1995 and the reinvestment of all dividends on a quarterly basis, with results calculated to the last business day in February each year. The returns of the companies were weighted based on their respective market capitalization and on the relative percentage of SUPERVALU's operating profit realized from retail food and food distribution operations for each year. The stock price performance shown in each graph below is not a projection of future price performance.

                Comparison of Five-Year Cumulative Total Return
             SUPERVALU INC., S&P 500, and New Composite Peer Group
The new composite peer group is comprised of the following retail food and food distribution companies: Albertson's, Inc., Fleming Companies, Inc., Food Lion, Inc., Great Atlantic & Pacific Tea Company, The Kroger Company, Nash Finch Company, Safeway Inc. and Winn-Dixie Stores Inc., which was added to the peer group in fiscal 2000, to reflect the growing portion of SUPERVALU's retail food operations.
                           [LINE GRAPH APPEARS HERE]

                                 Feb-95  Feb-96  Feb-97  Feb-98  Feb-99  Feb-00
                                 ------- ------- ------- ------- ------- -------
SUPERVALU....................... $100.00 $129.25 $128.42 $202.51 $212.48 $154.58
S&P 500......................... $100.00 $134.59 $169.71 $228.99 $274.23 $306.41
New Composite Peer Group........ $100.00 $118.13 $130.59 $177.58 $213.31 $138.08

             SUPERVALU INC., S&P 500, and Old Composite Peer Group
The old composite peer group was comprised of the following retail food and food distribution companies: Albertson's, Inc., Fleming Companies, Inc., Food Lion, Inc., Great Atlantic & Pacific Tea Company, The Kroger Company, Nash Finch Company and Safeway Inc.
                           [LINE GRAPH APPEARS HERE]

                                 Feb-95  Feb-96  Feb-97  Feb-98  Feb-99  Feb-00
                                 ------- ------- ------- ------- ------- -------
SUPERVALU....................... $100.00 $129.25 $128.42 $202.51 $212.48 $154.58
S&P 500......................... $100.00 $134.59 $169.71 $228.99 $274.23 $306.41
Old Composite Peer Group........ $100.00 $118.94 $135.79 $182.47 $236.64 $153.30

PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS (ITEM 2)
-------------------------------------------------------------------------------

The Company is seeking the ratification by the stockholders of its appointment of KPMG LLP to audit the books and accounts of the Company and its subsidiaries for the fiscal year ending February 24, 2001. A representative of KPMG LLP will be present at the Annual Meeting with the opportunity to make a statement and to respond to questions.

The Board of Directors recommends a vote "FOR" the proposal to ratify the appointment of KPMG LLP as independent auditors.

Change in Accountants. On May 8, 1998, the Company determined not to re-engage its former independent auditors, Deloitte & Touche LLP ("Deloitte") and appointed KPMG LLP as its new independent auditors, effective im-mediately. This determination followed the Company's decision to seek proposals from independent accounting firms, including Deloitte, with respect to the engagement of independent accountants to audit the Company's financial statements for the fiscal year ending February 27, 1999. The decision not to re-engage Deloitte and to retain KPMG LLP was approved by the unanimous consent of the Company's Board of Directors upon the recommendation of its Audit Committee.

The reports of Deloitte on the financial statements of the Company for its fiscal years ended February 28, 1998 (fiscal 1998) and February 22, 1997 (fiscal 1997) did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During fiscal 1998 and fiscal 1997 and the interim period from February 28, 1998 through May 8, 1998, (i) there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its reports (a "Disagreement") and (ii) there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission (a "Reportable Event").

The Company had not, during fiscal 1998 and fiscal 1997 or the interim period from February 28, 1998 through May 8, 1998, consulted with KPMG LLP regarding
(i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and either a written report was provided to the Company or oral advice was provided that KPMG LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a Disagreement with Deloitte or a Reportable Event.

The Company reported the change in accountants on Form 8-K on May 12, 1998. The Form 8-K contained a letter from Deloitte addressed to the Securities and Exchange Commission stating that it agreed with certain of the above statements, and had no basis to agree or disagree with the remaining statements.

OTHER INFORMATION
-------------------------------------------------------------------------------
SUPERVALU Mailing Address

The Company's mailing address is: P.O. Box 990, Minneapolis, MN 55440.

Stockholders Proposals for 2000 Annual Meeting

All proposals of stockholders that are requested to be included in the Company's proxy statement for the 2001 Annual Meeting must be received by the Corporate Secretary on or before January 24, 2001, to be included.

Any other stockholder proposals to be presented at the 2001 Annual Meeting must be given in writing to the Secretary of the Company and received at the principal executive offices of the Company no later than the close of business on March 1, 2001 nor earlier than January 31, 2001. The proposal must contain specific information required by the Company's Restated Bylaws, a copy of which may be obtained by writing to the Secretary of the Company.

Director Nominations

In accordance with procedures set forth in the Company's Bylaws, stockholders may propose nominees for election to the Board of Directors by timely written notice to the Corporate Secretary, generally no less than sixty days and no more than ninety days prior to the first anniversary date of the last annual meeting.

Expenses of Solicitation

This solicitation of proxies is being made by SUPERVALU and it pays the cost of soliciting proxies. The Company arranges with brokerage houses, custodians, nominees and other fiduciaries to send proxy material to their principals, and the Company reimburses them for their expenses. In addition to solicitation by mail, proxies may be solicited by SUPERVALU employees, by telephone or personally. No additional compensation would be paid for such employee solicitation. The Company has also retained Innisfree M&A Incorporated to assist in the solicitation of proxies for an estimated fee of $9,000 plus out-of-pocket expenses.

Compensation Committee Interlocks and Insider Participation

As indicated above, Edwin C. Gage (Chairman), Lawrence A. Del Santo, William
A. Hodder, Richard L. Knowlton and Carole F. St. Mark served as members of the Executive Personnel and Compensation Committee during fiscal 2000. The members of the Committee do not participate in any interlocking directorships. Mr. Gage and certain family members, as trustees for revocable trusts, are general partners, among others, of Carlson Real Estate Company, a limited partnership which leases a retail supermarket in Shakopee, Minnesota, to the Company for a term ending in 2008, with options to renew. The annual rental is $224,000, increasing to $232,000 in 2003, which the Company believes to be a fair market rental. The leased premises are subleased to an independent retail supermarket operator.

Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the Securities and Exchange Commission require the Company's directors, executive officers, and holders of more than 10% of the Company's Common Stock to file reports of stock ownership and changes in ownership. To the best of the Company's knowledge, there were no late or inaccurate filings in fiscal 2000. In making this statement, the Company has relied upon written representations of its directors and executive officer.

                                                            Printed with soy
                                                             based inks on
                                                                recycled
                                       paper containing at least 10% fibers from
                                                           paper recycled by
                                                               consumers.

                                 SUPERVALU INC.
                  June 29, 2000 Annual Meeting of Stockholders

                              The Jefferson Hotel
                            Franklin & Adams Streets
                            Richmond, Virginia 23220
                                  804-788-8000

    The Annual Meeting will begin at 11:00 A.M. EDT at The Jefferson Hotel.

                       DIRECTIONS TO THE JEFFERSON HOTEL


FROM NORTH:                                            FROM EAST:
-----------                                            ----------
* Take I-95 South to Exit 76B (Belvidere Street)       (Airport)
* First stoplight  turn left onto Leigh Street         * Take I-64 West to Exit 190 (Fifth Street/Coliseum)
* Next stoplight  turn right onto Belvidere Street     * Stay on Fifth Street
* Fifth stoplight  turn left onto Franklin Street      * At 6th intersection (Main Street) turn right
* The Jefferson is four blocks, on the right           * Go six (6) blocks, turn right on Adams Street
                                                       * The Jefferson is on the left


FROM SOUTH:                                            FROM WEST:
-----------                                            ----------
* Take I-95 North to Exit 74A (Downtown Expressway)    * Take I-64 East  merge with I-95 South
* Take Belvidere Street Exit                           * Follow I-95 South to Exit 76B (Belvidere Street)
* Turn right onto Belvidere Street                     * At stoplight, turn left onto Leigh Street
* Third stoplight  turn right onto Franklin Street     * Next stoplight, turn right onto Belvidere Street
* The Jefferson is four blocks, on the right           * At the 5th stoplight, turn left onto Franklin Street
                                                       * The Jefferson is four blocks on the right

                    FROM POWHITE:
                    -------------
                    * Powhite Parkway to Downtown Expressway
                    * Take Second Street Exit (toll road)
                    * Follow exit to stoplight (Second Street)
                    * Turn left onto Second Street  follow to Main Street
                    * Turn left onto Main Street
                    * Follow Main Street to Adams Street  turn right
                    * The Jefferson is on the left


                                 SUPERVALU INC.
                  JUNE 29, 2000 ANNUAL MEETING OF STOCKHOLDERS

  This Proxy is solicited on behalf of the Board of Directors of the Company.

     The stockholder(s) named on this card hereby appoint Michael W. Wright and John P. Breedlove, and each of them, as their proxy, with power of substitution, to vote at the Annual Meeting as directed below. The proxies may also vote, in their discretion, upon all other matters that may properly come before the Meeting, or any adjournment or adjournments thereof. The shares will be voted as if the stockholder(s) were personally present at the Meeting. All former proxies are revoked. If not otherwise specified, shares will be voted as recommended by the Board of Directors.

* Voting by Mail. If you wish to vote by mailing this proxy, please sign, mark, date and return it in the enclosed postage-paid envelope.

* Voting by Telephone. If you wish to vote by telephone, please follow the instructions on the reverse side of this card; if you vote by telephone you do not need to return the proxy card.

* Voting by Internet. If you wish to vote by Internet, please follow the instructions on the reverse side of this card; if you vote by Internet you do not need to return the proxy card.

* SUPERVALU Employees. If you are a current or former employee of SUPERVALU and have an interest in SUPERVALU common stock through a SUPERVALU employee benefit plan, your interest as of May 1, 2000 is shown on this card. Your vote will provide voting instructions to the Trustees of the plans. If no instructions are given, the Trustees will vote the shares pursuant to the terms of the plans.

  Please mark this Proxy as indicated on the reverse side to vote on any item.

                  (Continued and to be signed on other side.)

                                                          ----------------------
There are three ways to vote your proxy                     COMPANY #
                                                            CONTROL #
                                                          ----------------------

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

* Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.

* You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above.

*    Follow the simple instructions provided.

* Please DO NOT hang up until you have been prompted and have replied regarding your attendance at the Annual Meeting.

VOTE BY INTERNET -- http://www.eproxy.com/svu/ -- QUICK *** EASY *** IMMEDIATE

*    Use the Internet to vote your proxy 24 hours a day, 7 days a week.

* You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above, to obtain your records and create an electronic ballot.

VOTE BY MAIL

* Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or return it to SUPERVALU INC., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

      NOTE: The deadline for electronic voting by telephone or Internet is
                    11:59 p.m. (CDT), Tuesday, June 27, 2000.




    IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT MAIL BACK YOUR PROXY CARD.

                           \|/ Please detach here \|/

--------------------------------------------------------------------------------



The Board of Directors Recommends a Vote FOR Items 1 and 2

1. ELECTION OF DIRECTORS:  01 Lawrence A. Del Santo   02 Susan E. Engel
                           03 William A. Hodder       04 Harriet Perlmutter

                                        [ ] Vote FOR      [ ] Vote WITHHELD
                                            all nominees      from all nominees

(Instructions: To withhold authority to vote   ---------------------------------
for any indicated nominee, write the number(s)
of the nominee(s) in the box provided to the   ---------------------------------
right.)

2.  APPOINTMENT OF INDEPENDENT AUDITORS        [ ] For  [ ] Against  [ ] Abstain

3.  I PLAN TO ATTEND THE MEETING               [ ] Yes  [ ] No

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change?  Mark Box [ ]  Indicate changes below:





                                                Date___________________________

                                                -------------------------------

                                                -------------------------------
                                                Signature(s) in Box
                                                Please sign exactly as your
                                                name(s) appear on the Proxy. If
                                                held in joint tenancy, all
                                                persons must sign. Trustees,
                                                administrators, etc., should
                                                include title and authority.
                                                Corporations should provide full
                                                name of corporation and title of
                                                authorized officer signing the
                                                Proxy.

                                 SUPERVALU INC.
                  JUNE 29, 2000 ANNUAL MEETING OF STOCKHOLDERS

  This Proxy is solicited on behalf of the Board of Directors of the Company.

     The stockholder(s) named on this card hereby appoint Michael W. Wright and John P. Breedlove, and each of them, as their proxy, with power of substitution, to vote at the Annual Meeting as directed below. The proxies may also vote, in their discretion, upon all other matters that may properly come before the Meeting, or any adjournment or adjournments thereof. The shares will be voted as if the stockholder(s) were personally present at the Meeting. All former proxies are revoked. If not otherwise specified, shares will be voted as recommended by the Board of Directors.

  Please mark this Proxy as indicated on the reverse side to vote on any item.

                   (Continued and to be signed on other side.)

                           \|/ Please detach here \|/

--------------------------------------------------------------------------------




The Board of Directors Recommends a Vote FOR Items 1 and 2

1.  ELECTION OF DIRECTORS:  01 Lawrence A. Del Santo    02 Susan E. Engel
                            03 William A. Hodder        04 Harriet Perlmutter

                                         [ ] Vote FOR      [ ] Vote WITHHELD
                                             all nominees      from all nominees

(Instructions: To withhold authority to vote   ---------------------------------
for any indicated nominee, write the number(s)
of the nominee(s) in the box provided to the   ---------------------------------
right.)

2.  APPOINTMENT OF INDEPENDENT AUDITORS        [ ] For  [ ] Against  [ ] Abstain

3.  I PLAN TO ATTEND THE MEETING               [ ] Yes  [ ] No

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change?  Mark Box [ ]  Indicate changes below:



                                               Date_____________________________

                                               ---------------------------------

                                               ---------------------------------
                                               Signature(s) in Box
                                               Please sign exactly as your
                                               name(s) appear on the Proxy. If
                                               held in joint tenancy, all
                                               persons must sign. Trustees,
                                               administrators, etc., should
                                               include title and authority.
                                               Corporations should provide full
                                               name of corporation and title of
                                               authorized officer signing the
                                               Proxy.